UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2024

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hayden Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Option and License Agreement with Novartis Pharma AG

On September 3, 2024 (the “Amendment Effective Date”), Voyager Therapeutics, Inc. (the “Company”) and Novartis Pharma AG (“Novartis”) entered into an amendment (the “Amendment”) to the Option and License Agreement between the Company and Novartis dated March 4, 2022 (the “Agreement”).

Pursuant to the Amendment, the Company and Novartis agreed to amend the Agreement to incorporate the grant from the Company to Novartis of an additional license (the “License”) to a capsid discovered through the Company’s TRACER discovery platform (the “Licensed Capsid”) for exclusive use with a certain gene (the “Direct License Target”) to develop and commercialize the Licensed Capsid as incorporated into products containing a payload directed to the Direct License Target (“Licensed Products”). As a result of the Amendment, the Direct License Target is now deemed a Licensed Target under the Agreement, as such term is defined therein, and the License is subject to all other terms and conditions applicable to licenses granted to Novartis under the Agreement.

Novartis agreed to pay to the Company a one-time fee of $15 million in consideration for the rights granted under the Amendment. The Company is eligible to receive specified development, regulatory, and commercialization milestone payments of up to an aggregate of $130 million for the first Licensed Product to achieve the corresponding milestone. On a Licensed Product-by-Licensed Product basis, the Company is also eligible to receive (a) specified sales milestone payments of up to an aggregate of $175 million per Licensed Product and (b) tiered, escalating royalties in the mid- to high-single-digit percentages of annual net sales of each Licensed Product.

In connection with the Amendment, the parties acknowledged that Novartis’ prior rights to exercise options for any initial targets and additional targets as described in the Agreement, other than those that had previously been exercised, had expired as of the Amendment Effective Date.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2024	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer, President, and Director (Principal Executive Officer)